UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

LegalZoom.com, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 962-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the initial public offering of LegalZoom.com, Inc. (the “Company”), on June 18, 2021, the Company entered into Director Nomination Agreement (the “Nomination Agreement”) with LucasZoom, LLC (together with its affiliated investment entities, “Permira”), FPLZ I, L.P. and FPLZ II, L.P. Pursuant to the Nomination Agreement, Permira had the right to nominate one director to the Company’s Board of Directors so long as Permira owned at least 25% of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), owned by Permira immediately following the Company’s initial public offering. Upon the closing of the Secondary Offering (defined below), Permira ceased to own any shares of Common Stock and, accordingly, Permira lost its right to nominate a director to the Company’s Board of Directors under the Nomination Agreement. On November 13, 2023, following the closing of the Secondary Offering, Dipan Patel, a Class I director who was initially nominated by Permira, resigned as a member of the Board of Directors, effective immediately. The decision of Mr. Patel to resign from the Board of Directors is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On November 8, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, RBC Capital Markets, LLC (the “Underwriter”), and LucasZoom, LLC (the “Selling Stockholder”) in connection with the underwritten public offering by the Selling Stockholder (the “Secondary Offering”) of 15,099,993 shares of Common Stock. Pursuant to the Underwriting Agreement, the Underwriter agreed to purchase the shares of Common Stock from the Selling Stockholder in the Secondary Offering. The Company did not offer any shares of Common Stock in the Secondary Offering and did not receive any proceeds from the sale of shares of Common Stock in the Secondary Offering. The Secondary Offering closed on November 13, 2023.

The Secondary Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274367) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023, and which became effective upon filing with the Commission, a free writing prospectus, dated November 8, 2023, and a prospectus supplement, dated November 8, 2023, to the prospectus, dated September 6, 2023.

The Underwriting Agreement contains the terms and conditions for the sale by the Selling Stockholder of the shares of Common Stock to the Underwriters, customary representations, warranties and agreements by the Company and Selling Stockholder, customary conditions to closing, indemnification obligations of each party to the Underwriting Agreement, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 8, 2023, among the Company, the Underwriter and the Selling Stockholder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: November 13, 2023	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)